Exhibit 99.1
March 16, 2007
Danbury Buildings Co., L.P
c/o Sunbelt Management Co.
220 Congress Park Drive, Suite 215
Delray Beach, Florida 33445
Facsimile. (561) 265-1308

Re:	39 and 55 Old Ridgebury Road, Danbury, Connecticut
Dear Mr. Reeves:
     This letter relates to that certain Purchase and Sale Agreement dated as of February 20, 2007 (the “Purchase Agreement”), whereby Danbury Buildings, Inc., a Florida corporation, as agent for and general partner of Danbury Buildings Co., L.P., a Delaware limited partnership (collectively, "DBI”), collectively, as seller, agreed to sell to GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), as purchaser, those certain properties located at 39 Old Ridgebury Road and 55 Old Ridgebury Road, Danbury, Connecticut (collectively, the “Property”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.
     The purpose of this letter is to amend the Purchase Agreement in order to extend the expiration date of the Inspection Period, extend the Closing Date and set forth certain other understandings of the parties.
     DBI and GERA hereby agree that (a) the expiration date of the Inspection Period is hereby extended from March 16, 2007 to May 1, 2007 and (b) the Closing Date is hereby extended from April 17, 2007 to July 31, 2007 or such earlier date as the parties may mutually agree.
     In addition, DBI and GERA agree to the matters set forth on Schedule 1, attached hereto and made a part hereof.
     Except as amended hereby, the parties agree that the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

Richard M. Reeves
March 16, 2007

     Please execute below to acknowledge DBI’s agreement to the terms and conditions of this letter agreement, and return the fully executed letter to GERA at the address listed above.

Yours truly, GERA PROPERTY ACQUISITIONS LLC, a Delaware limited liability company
By:	/s/ Mark W. Chrisman
Mark W. Chrisman
Executive Vice President

THE UNDERSIGNED AGREES TO THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT.

DANBURY BUILDINGS, INC., a Florida corporation
By:	/s/ Richard M. Reeves
	Name:	Richard M. Reeves
	Its:	Authorized Signatory

By:	/s/ William J. Ghory
	Name:	William J. Ghory
	Its:	Authorized Signatory

DANBURY BUILDINGS CO., L.P., a Delaware limited partnership
By:	Danbury Buildings, Inc.,
a Florida corporation, its general partner

By:	/s/ Richard M. Reeves
	Name:	Richard M. Reeves
	Its:	Authorized Signatory

By:	/s/ William J. Ghory
	Name:	William J. Ghory
	Its:	Authorized Signatory